EXHIBIT 16.1


                             PARITZ & COMPANY, P.A.


                                                 December 16, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

              Re:  Intrac, Inc. - File No. 0-31114
                   -------------------------------

Gentlemen:

          We were previously principal accountants for Intrac, Inc., and under the date of January 28, 2004, we reported on the financial statements of Intrac, Inc. of December 31, 2003 and 2002 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2003. On December 13, 2004, our appointment as principal accountants was terminated. We have read Intrac, Inc.'s statements included under Item 4.01 of its Form 8-K dated December 16, 2004, and we agree with such statements.

                                       Very truly yours,



                                       PARITZ & COMPANY, P.A.